Exhibit 77(Q)(1)(a)

COHEN & STEERS REAL ESTATE
SECURITIES FUND, INC.

ARTICLES SUPPLEMENTARY


		Cohen & Steers Real Estate
Securities Fund, Inc., a Maryland
corporation (the "Corporation") registered as an open-end management investment company under the Investment Company
Act of 1940, as amended, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

		FIRST:  The aggregate
number of shares of common stock, par
value one-tenth of one cent ($.001) per share
(the "Common Stock"), that the Corporation has authority to issue is hereby increased by two hundred fifty million (250,000,000) shares of Common Stock of which are classified as Class I Common Stock.

		SECOND:  The shares of
Class I Common Stock classified as set forth in Article FIRST hereof shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the applicable class of Common Stock as set forth in the charter of the Corporation.

		THIRD:  Immediately before
the increase and classification of shares as set forth in Article FIRST hereof, the Corporation was authorized to issue six hundred million (600,000,000) shares of stock, all of which were shares of Common
Stock, par value one-tenth of one cent
($.001) per share, having an aggregate par value of six hundred thousand dollars
($600,000), classified in seven classes as follows:

		CLASS
	SHARES

		Class A Common Stock
	100,000,000
		Class C Common Stock
	50,000,000
	Class F Common Stock
	50,000,000
Class I Common Stock
	250,000,000
Class R Common Stock
	50,000,000
		Class T Common Stock
	50,000,000
		Class Z Common Stock
	50,000,000


		FOURTH:  As hereby
increased and classified, the total number of shares of stock which the Corporation has authority to issue is eight hundred fifty million (850,000,000) shares of stock, all of which are shares of Common Stock, par value one-tenth of one cent ($.001) per share, having an aggregate par value of eight hundred fifty thousand dollars ($850,000), classified in seven classes as follows:


		CLASS
	SHARES

		Class A Common Stock
	100,000,000
		Class C Common Stock
	50,000,000
      Class F Common Stock
	50,000,000
      Class I Common Stock
	500,000,000
		Class R Common Stock
	50,000,000
		Class T Common Stock
	50,000,000
      Class Z Common Stock
	50,000,000

		FIFTH:  The Board of
Directors of the Corporation increased the total number of shares of stock that the Corporation has authority to issue pursuant to Section 2-105(c) of the Maryland General
Corporation Law and classified the
additional shares under the authority
contained in the charter of the Corporation.

            SIXTH: The undersigned
officer of the Corporation acknowledges
these Articles Supplementary to be the
corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information, and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.



[SIGNATURE PAGE FOLLOWS]


	IN WITNESS WHEREOF, Cohen
& Steers Real Estate Securities Fund, Inc.
has caused these Articles Supplementary to be signed in its name and on its behalf by its President and witnessed by its Secretary as of December 6, 2017.


WITNESS:



/s/ Francis C. Poli
Francis C. Poli
Secretary and Chief Legal Officer



COHEN & STEERS REAL ESTATE
SECURITIES FUND, INC.

By: /s/ Adam M. Derechin
Adam M. Derechin
President and Chief Executive
Officer